Exhibit 10.2

LIMITED WAIVER, CONSENT AND FIRST AMENDMENT TO

COLLATERAL AND SERVICING AGREEMENT

This Limited Waiver, Consent and First Amendment to Collateral and Servicing Agreement (this “First Amendment”) is entered into as of July 29, 2016, by and among Diamond Resorts/CO Borrower 2016, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Diamond Resorts Financial Services, Inc., a Nevada corporation, as servicer (the “Servicer”), Diamond Resorts/CO Seller 2016, LLC, a Delaware limited liability company, as seller (the “Seller), Diamond Resorts Corporation, a Maryland corporation (“Diamond Resorts Corporation”), Diamond Resorts Holdings, LLC, a Nevada limited liability company (“Holdings”), Diamond Resorts International, Inc., a Delaware corporation (“Parent” and together with Diamond Resorts Corporation and Holdings, the “Performance Guarantors; the Performance Guarantors, together with Borrower, Servicer and Seller, the “Credit Parties”), Wells Fargo Bank, National Association, a national banking association, as collateral agent (the “Collateral Agent”), as paying agent (the “Paying Agent”), as custodian (the “Custodian”) and as back-up servicer (the “Back-Up Servicer”) and Capital One, National Association, as administrative agent of the Lenders pursuant to the Loan Agreement (the “Administrative Agent”)

RECITALS

A. WHEREAS, Borrower, Servicer, Collateral Agent, Paying Agent, Custodian, Back-Up Servicer and Administrative Agent entered into that certain Collateral and Servicing Agreement, dated as of May 11, 2016 (as amended, restated, modified or supplemented, the “CSA”);

B. WHEREAS, (a) investment funds or affiliates of investment funds that are advised, managed or controlled by Apollo Global Management, LLC or its affiliates (collectively, the “Sponsor”) intend to enter into an agreement to merge a subsidiary of a newly-formed holding company (such holding company, “New Holdings”) into an indirect parent entity of the Borrower and the Servicer (such indirect parent entity, which may be Diamond Resorts International, Inc., “Target”), (b) Holdings will be controlled by the Sponsor and/or certain co-investors arranged or designated by the Sponsor, (c) Target will survive such merger as a direct or indirect wholly-owned subsidiary of Holdings and (d) Target and one or more subsidiaries of New Holdings (other than the Borrower) will enter into one or more senior credit facilities (collectively, the “Senior Facilities”) to finance the merger and provide working capital to Target and its subsidiaries (other than the Borrower) (such transactions, collectively, the “Acquisition Transaction”);

C. WHEREAS, the Credit Parties have requested (a) the consent of Administrative Agent to the Acquisition Transaction and (b) certain modifications to the CSA in connection with the Acquisition Transaction;

D. NOW, THEREFORE, in consideration of the parties’ mutual promises in this First Amendment, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are incorporated in this First Amendment as set forth above.

2. Definitions. Any capitalized terms not specifically defined herein will have the meaning ascribed to them in the CSA.

3. Consent to Acquisition Transaction and Waiver. Subject to the satisfaction of the conditions precedent set forth herein, the Administrative Agent hereby consents to the Acquisition Transaction and acknowledges that this consent satisfies the requirement for a written consent set forth in clause (k) of the definition of “Event of Default” set forth in Annex A of the CSA. To the extent the consummation of the Acquisition Transaction would have the practical effect of resulting in any breach under the Transaction Documents (e.g., a Funding Termination Event, Event of Default, Servicer Event of Default, Amortization Event or other Default or default thereunder), the Administrative Agent hereby waives and, to the extent required under the Transaction Documents, any requisite Lenders hereby waive any such breach or other default, effective immediately as of the closing of the Acquisition Transaction, and, at the direction of the Administrative Agent, the Collateral Agent, Paying Agent and Custodian hereby acknowledge such waiver. No such waiver shall extend to any subsequent or other event, default or occurrence or impair any related rights of Administrative Agent and the Lenders relating thereto.

4. Amendments to CSA. Effective as of the First Amendment Effective Date (as defined below), the CSA is hereby amended as follows:

(a)	Amendments to Certain Defined Terms. Effective as of the date hereof, the following definitions contained in Annex A to the CSA are hereby amended and restated in their entirety as set forth below:

“Permitted Holder” shall mean (i) prior to the consummation of the Acquisition Transaction, Stephen J. Cloobeck and David F. Palmer, their respective estates, immediate family members, descendants and legal representatives and any Person under their respective or joint Control, (ii) after the consummation of the Acquisition Transaction, Apollo Global Management, LLC, any of the Affiliates of Apollo Global Management, LLC or any other Person satisfactory to Administrative Agent, in its reasonable discretion and (iii) at any time, any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Equity Interests in Parent.

(b)	Addition of Certain Defined Terms. The following definitions are hereby added to Annex A to the CSA in their proper alphabetical order to read as follows:

“Acquisition Transaction” shall mean the consummation of the Acquisition Transaction (as such term is defined in the First Amendment), provided, that the Acquisition Transaction shall not be considered to have been consummated until the satisfaction or waiver of all conditions precedent to such purchase set forth in the definitive documentation related thereto has occurred.

“First Amendment” shall mean that certain Consent and First Amendment to Collateral and Servicing Amendment, dated as of July 29 2016, by and among Borrower, Seller, Servicer, each Performance Guarantor, Administrative Agent, each of the Lenders, Collateral Agent, Back-Up Servicer, Paying Agent and Custodian.

(c)	Amendment of the Defined Term “Event of Default”. The definition of “Event of Default” set forth in Annex A to the CSA shall be amended by (i) deleting the period at the end of clause (r) thereof and replacing it with “; or” and (ii) adding clause (s) to the end thereof as follows:

“(s) At any time after the consummation of the Acquisition Transaction, any failure of any Permitted Holder to, within ten (10) Business Days following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, including, but not limited to, all information of the type that may be requested pursuant to Section 13.10 of the CSA.”

5. No Other Waiver. Except as expressly set forth in this First Amendment, nothing contained in this First Amendment, or any other communication among Administrative Agent and any other party to any of the Transaction Documents shall be construed as a waiver by Administrative Agent or Lenders of any covenant or provision of the CSA, the other Transaction Documents, this First Amendment or any other contract or instrument among the Credit Parties, Administrative Agent and/or Collateral Agent, Back-Up Servicer, Paying Agent, Custodian, or of any similar future transaction and the failure of Administrative Agent and/or Lenders at any time or times hereafter to require strict performance by the Credit Parties of any provision thereof shall not waive, affect or diminish any right of Administrative Agent and/or Lenders to thereafter demand strict compliance therewith. Except as expressly set forth herein, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Administrative Agent’s, Collateral Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the CSA or any other Transaction Documents, each as amended hereby, (ii) except as expressly provided herein, amend or alter any provision of the CSA or any other Transaction Documents or any other contract or instrument, or (iii) constitute any course of dealings or other basis for altering any obligation of any Credit Party under the CSA or any other Transaction Documents or any right, privilege or remedy of Administrative Agent, Collateral Agent or any Lender under the CSA, any other Transaction Document or any other contract or instrument.

6. Conditions Precedent. The effectiveness of this First Amendment is subject to the satisfaction or written waiver, in the sole judgment of Administrative Agent, of the following conditions (the date on which the conditions have been satisfied or waived in writing by Administrative Agent being the “First Amendment Effective Date”):

(a)	the execution and delivery of this First Amendment by all parties hereto;

(b)	no Default or Event of Default shall have occurred and be continuing;

(c)	all actions shall have been taken by each Credit Party to authorize this First Amendment; and

(d)	the Credit Parties shall have paid to Administrative Agent all documented, out-of-pocket expenses and other amounts owed to or incurred by Administrative Agent in connection with this First Amendment.

Each Credit Party shall be deemed to represent and warrant to Administrative Agent that such conditions have been satisfied upon the release of their respective signatures to this First Amendment.

7. Representations and Warranties. Each of the Credit Parties, jointly and severally, expressly reaffirms all of its representations and warranties in the Loan Agreement and each other Transaction Document, after and as amended hereby, to which it is a party as true and correct in all material respects (without duplication of any other materiality qualifier contained therein) as of the date of this First Amendment (except such representations and warranties that expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date (without duplication of any other materiality qualifier contained therein)), including, without limitation, all representations and warranties in Section 4.1 of the Credit Agreement and Sections 12.1 and 12.2 of the CSA.

8. Ratification. All of the terms and conditions of the CSA and the other Transaction Documents remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, except as specifically set forth herein. The Credit Parties confirm that the term “Indebtedness”, as used in the Loan Agreement and the other Transaction Documents, shall include all Indebtedness of the Credit Parties under the Loan Agreement and the CSA (as amended by this First Amendment), the Notes, if any, and each other Transaction Document. Each Credit Party hereby ratifies and confirms the Liens and security interests granted under the Transaction Documents and further ratifies and agrees that such Liens and security interests secure all Indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Administrative Agent or Lenders pursuant to the Transaction Documents (as now, hereafter or from time to time amended).

9. Signatures. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier, facsimile machine, PDF or other electronic means shall be as effective as delivery of a manually executed counterpart of this First Amendment.

10. Miscellaneous. From and after the First Amendment Effective Date, each reference in the Transaction Documents to any particular “Transaction Document” or “Transaction Documents” shall refer to such Transaction Document or Transaction Documents, as amended hereby. This First Amendment shall be governed by the same laws governing the CSA. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH THIS FIRST AMENDMENT. The provisions of this First Amendment shall be binding upon and inure to the benefit of the Credit Parties, Administrative Agent and Lenders, Collateral Agent, Paying Agent, Custodian and Back-Up Servicer and their respective successors and permitted assigns, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

DIAMOND RESORTS/CO BORROWER 2016, LLC,
as Borrower

By:	/s/ Lillian Luu
Name:	Lillian Luu
Title:	Treasurer

DIAMOND RESORTS FINANCIAL SERVICES, INC.,
as Servicer

	By:	/s/ Lillian Luu
	Name:	Lillian Luu
	Title:	Treasurer

DIAMOND RESORTS/CO SELLER 2016, LLC,
as Seller

	By:	/s/ Lillian Luu
	Name:	Lillian Luu
	Title:	Treasurer

DIAMOND RESORTS CORPORATION,
as Performance Guarantor

By:	/s/ Lillian Luu
Name:	Lillian Luu
Title:	Treasurer

DIAMOND RESORTS HOLDINGS, LLC,
as Performance Guarantor

By:	/s/ Lillian Luu
Name:	Lillian Luu
Title:	Treasurer

DIAMOND RESORTS INTERNATIONAL, INC.,
as Performance Guarantor

By:	/s/ Lillian Luu
Name:	Lillian Luu
Title:	Treasurer

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ April Skoien
Name:	April Skoien
Its:	VP - Portfolio Management

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent, Paying Agent, Custodian and Back-Up Servicer

By:	/s/ Joneen Noyle
Name:	Joneen Noyle
Title:	Assistant Vice President